Exhibit 99.1

NEWS RELEASE For More Information Contact: Kevin Berry, Chief Financial Officer (408) 934-3144 kevinb@cmd.com

California Micro Devices Lowers December Quarter Guidance

MILPITAS, Calif. – Dec. 10, 2008 – California Micro Devices (Nasdaq: CAMD) today lowered its financial outlook for the third quarter of fiscal 2009, which ends December 31, 2008. Compared to its prior revenue guidance of between $12.0 and $15.0 million, the company now expects revenue to be between $9.5 and $11.0 million. The Non-GAAP EPS outlook has been lowered from between ($0.05) and ($0.09) to between ($0.10) and ($0.12) excluding Arques Technology acquisition costs, employee stock-based compensation expenses, and the impact of both the likely impairment of goodwill and the possible impairment of other assets, and using a cash basis tax rate. The company is not providing a GAAP EPS outlook at this time due to the variability associated with the potential impairment.

The company’s cash position at the end of September was $52.9 million. Following 16 consecutive quarters of positive operating cash flow, the company expects negative operating cash flow of between $3.4 and $3.8 million in the December quarter.

According to Robert V. Dickinson, president and CEO of California Micro Devices, “We are continuing to see demand softening compared to last quarter for all of our product lines in just about every geographic region. This began in October and has intensified in November and early December. The last time we saw such a sharp slowdown was seven years ago when the dot-com bubble burst and the telecommunications infrastructure market imploded. There’s no question that, together with the broader semiconductor industry, we are being affected by a weakening global economy.” He noted that demand for ESD protection devices for High Brightness LEDs has shown the greatest drop, due to a previously disclosed one quarter inventory correction at a major customer, followed by demand for handset protection devices, while the demand for display controllers and the demand for low capacitance ESD devices and mature products used in digital consumer electronics and personal computers have been affected to a lesser degree.

“Along with many other industry observers, we believe that the sharp decline in semiconductor demand is due to the weak global economy compounded by a severe inventory contraction throughout the supply chain,” added Dickinson. “Although our forward visibility remains poor, we believe that it is likely the inventory contraction will end by mid-2009.”

He concluded by saying, “Fortunately, our strong balance sheet provides us with the staying power to weather the current economic storm and emerge as a stronger company. Our near term focus is on improving operating cash flow and profitability as quickly as possible by reducing discretionary spending and improving margins while at the same time working to secure new design wins and continuing to invest in new products. We are also keeping our eyes open for strategic opportunities that may present themselves as a result of the current challenging environment.”

Since August 21, 2008, when CMD’s board approved a program to purchase up to 1 million shares of common stock, the company has purchased approximately 324,000 shares at an average price of $2.22 per share.

Barclays Presentation Tomorrow in San Francisco

Dickinson together with CFO Kevin Berry will present at the Barclays Capital Global Technology Conference tomorrow (Dec. 11th) at 11:00 a.m. Pacific Time at the Fairmont Hotel in San Francisco. Portfolio managers and analysts who wish to meet with them should email their request to research_marketing@barclayscapital.com.

A live webcast of the presentation may be accessed tomorrow at www.cmd.com (Investor Relations Link) at 11:00 a.m. Pacific Time. Access to the replay will be available about an hour after the live webcast and continue for approximately 90 days thereafter.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs, and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues, non-GAAP loss per share, and negative operating cash flow for the 2009 third fiscal quarter; the expectation of impairment of goodwill and the potential for impairment of other assets; our belief that the sharp decline in semiconductor demand is due to the weak global economy compounded by a severe inventory contraction throughout the supply chain and that the inventory contraction will end by mid-2009; our belief that our strong balance sheet provides us with the staying power to weather the current economic storm and emerge as a stronger company; our near term focus on improving operating cash flow and profitability as quickly as possible by reducing discretionary spending and improving margins while at the same time working to secure new design wins and continuing to invest in new products; and our anticipation that there may be strategic opportunities that may present themselves as a result of the current challenging environment . These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers cancel any existing orders scheduled for shipment during the balance of the quarter, whether our distributor product resale and OEM hub inventory draw-down are as we anticipate for the quarter, whether we encounter any difficulty in obtaining without interruption or unanticipated price increases the quantity of quality product from our contract manufacturers, contract assemblers and test houses we require for shipment during the balance of the quarter and in calendar 2009, whether our customers experience increased demand for their products during calendar 2009 , whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we can reduce product cost faster than we lower prices to our customers or introduce higher margin products, whether we are able to reduce discretionary R&D spending and yet introduce the new products we desire, whether there are strategic opportunities in the markets we serve or in adjacent markets, and whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In providing guidance, the Company is not determining its anticipated loss per share in accordance with accounting principles generally accepted in the United States of America (GAAP), due to the variability of the impact of both the likely impairment of goodwill and the possible impairment of other assets. Instead the Company is providing a non-GAAP financial measures that excludes such impairment and the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). This non-GAAP financial measure excludes the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share and excludes Arques Technology acquisition related costs, including amortization of acquisition-related intangible. In addition, this non-GAAP measure utilizes a tax rate that is based upon the income taxes the company expects to actually pay relating to the activities and results for the relevant fiscal time period. The forecast non-GAAP financial measure disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results ultimately calculated in accordance with GAAP and future reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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